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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Affirmative Insurance Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AFFIRMATIVE INSURANCE HOLDINGS, INC.
4450 Sojourn Drive, Suite 500
Addison, Texas 75001
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 2, 2006
Dear Stockholder:
      Notice is hereby given that the 2006 annual meeting of stockholders of Affirmative Insurance Holdings, Inc. (the “Company”, “we” or “us”) will be held on June 2, 2006 at 9:00 a.m. at 4450 Sojourn Drive, Suite 500, Addison, Texas 75001.
      During the annual meeting, we will discuss the following items of business:

1. the election of directors;

2. amendment to the Company’s Amended and Restated 2004 Stock Incentive Plan; and

3. such other business as may properly come before the annual meeting or any adjournment thereof.
      Accompanying this notice is the proxy statement, which provides information about the Company’s Board of Directors and management team, and further describes the business we will conduct at the meeting.
      Only stockholders of record as of the close of business on April 21, 2006 will be entitled to notice of, and to vote at, the Annual Meeting.
      We sincerely hope you will be able to attend the meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting, and, therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose.

Sincerely yours,

David B. Snyder
Secretary
Addison, Texas
April 28, 2006

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS JUNE 2, 2006
GENERAL INFORMATION
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
The Board recommends a vote “FOR” each of the nominees.
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CHANGE OF CONTROL OF THE COMPANY
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Executive Officers
EXECUTIVE COMPENSATION
OPTION GRANTS IN LAST FISCAL YEAR
FISCAL 2005 OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
PERFORMANCE GRAPH
Cumulative Total Return*
Certain Relationships and Related Transactions
ADDITIONAL INFORMATION
OTHER MATTERS
QUESTIONS?

AFFIRMATIVE INSURANCE HOLDINGS, INC.
4450 Sojourn Drive, Suite 500
Addison, Texas 75001
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
JUNE 2, 2006
GENERAL INFORMATION
Solicitation and Revocability of Proxies
      The Board of Directors (the “Board”) of the Company is soliciting proxies in connection with its Annual Meeting of Stockholders and any adjournment thereof (the “Annual Meeting”) to be held on June 2, 2006 at 9:00 a.m. at 4450 Sojourn Drive, Suite 500, Addison, Texas 75001. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is April 28, 2006.
      If the accompanying proxy card is duly executed and returned, the shares of common stock of the Company represented thereby will be voted in accordance with the Board’s recommendations set forth herein and, where the stockholder makes a specification, will be voted in accordance with such specification. A proxy may be revoked by the person executing it at any time before it has been exercised, but the revocation of the proxy will not be effective until written notice thereof has been given to David B. Snyder, Secretary, Affirmative Insurance Holdings, Inc., 4450 Sojourn Drive, Suite 500, Addison, Texas 75001. If a stockholder attends the Annual Meeting, the stockholder may revoke the proxy and vote in person.
Shares Outstanding and Voting Rights
      As of April 21, 2006, 15,432,557 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), were outstanding. The Common Stock constitutes the only class of voting securities of the Company. Only stockholders of record as of the close of business on April 21, 2006 (the “Record Date”) are entitled to receive notice of, and to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote for each share so held. Holders of Common Stock of the Company do not have cumulative voting rights with respect to the election of directors.
Quorum and Required Vote
      Quorum. Unless a quorum is present at the Annual Meeting, no action may be taken at the meeting except the adjournment thereof until a later time. The holders of a majority of the issued and outstanding shares of Common Stock on the Record Date, present in person or represented by proxy, are necessary to constitute a quorum at the Annual Meeting. Shares that are represented at the Annual Meeting but abstain from voting on any or all matters and “broker non-votes” (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) will be counted as shares present and entitled to vote in determining the presence or absence of a quorum. The inspector of election appointed for the Annual Meeting will determine the number of shares of our Common Stock present at the Annual Meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots.
      Required Vote. If a quorum is obtained, directors are elected by a plurality of all of the votes cast, in person or by proxy. This means that the eight nominees will be elected if they receive more affirmative votes than any other nominees. Votes marked “For” Item One will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Votes “Withheld” from a nominee also have no effect on the vote since a plurality of the shares cast at the Annual Meeting is required for the election of each nominee. Stockholders may not abstain from voting with respect to the election of directors. Because the election of directors is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of this proposal. If a quorum is present and a majority of the shares present in person or represented by proxy at the Annual Meeting are in favor of Item Two, the amendment to the Amended and Restated 2004 Stock Incentive Plan will be approved and adopted. Votes marked “For” Item Two will be counted in favor of adoption of the amendment to the Amended and Restated 2004 Stock Incentive Plan. For purposes of the vote on Item Two, an abstention with respect to such proposal will not be counted as a vote cast and therefore will have no effect on the outcome of such proposal, although abstentions will count towards the presence of a quorum. Broker non-votes are not considered to be present and entitled to vote on Item Two, and thus will have no effect on the outcome of such proposal.
QUESTIONS AND ANSWERS ABOUT
THE MEETING AND VOTING

1.	What is a proxy and how does the proxy process operate?
      A proxy is your legal designation of another person to vote the stock you own. The person(s) that you designate to vote your shares are called proxies. Kevin R. Callahan, Mark E. Pape and David B. Snyder of the Company have been designated as proxies for the 2006 Annual Meeting of Stockholders. The term “proxy” also refers to the written document or “proxy card” that you sign to authorize those persons to vote your shares.
      By executing the proxy card, you authorize the above-named individuals to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares of Common Stock as of the Record Date) must be represented at the meeting in person or by proxy. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the stockholder vote. It is important that you attend the meeting in person or grant a proxy to vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, we must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of our Company or its stockholders.

2.	What is a proxy statement?
      It is a disclosure document in which the Company furnishes you with important information to assist you in deciding whether to authorize the proxies to vote on your behalf.

3.	What is the purpose of holding this meeting?
      We are holding the Annual Meeting to elect directors and amend our Amended and Restated 2004 Stock Incentive Plan. The director nominees have been recommended by our Nominating and Corporate Governance Committee to our Board and our Board has nominated the nominees. The amendment to our Amended and Restated 2004 Stock Incentive Plan has been recommended by our Compensation Committee to our Board and our Board has recommended approval of the amendment. If any other matters requiring a stockholder vote properly come before the meeting, those stockholders present at the meeting and the proxies who have been appointed by our stockholders will vote as they think appropriate.

4.	What is the difference between a stockholder of record and a stockholder who holds stock in street name?
      (a) If your shares are registered in your name with our transfer agent, Computershare, you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the meeting.
      (b) If you are the beneficial owner of shares and your shares are held in “street name,” then they are held in the name of your brokerage firm, bank or other nominee. Your broker of record or bank, as the record holder of your shares, is required to vote those shares in accordance with your instructions. If you beneficially own shares in street name, these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and you are also invited to attend the Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Since a beneficial owner in street name is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

5.	What is the record date and what does it mean?
      The Record Date for the Annual Meeting is April 21, 2006. The Record Date is established by the Board as required by Delaware law. Owners of record of Common Stock at the close of business on the Record Date are entitled to:

(a) receive notice of the meeting, and

(b) vote at the meeting and any adjournments or postponements of the meeting.

6.	What different methods can I use to vote?
      (a) By Mail by sending in the Written Proxy Card: If your shares are registered directly in your name as the holder of record, you may vote your shares by marking, signing, dating and mailing the proxy card in the postage paid envelope that we have provided. All stockholders of record can vote by this written proxy card.
      If your shares are held in street name, only your broker, bank or other nominee can give a proxy with respect to your shares. You should receive a proxy card from your bank or broker, which you must return to have your shares voted. If you have not received a proxy card from your bank or broker, you may contact it directly to provide it with instructions on how you wish to vote.
      (b) In Person: If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed and signed proxy card in person. If your shares are held in street name, and you wish to vote in person at the Annual Meeting, you will need to obtain a legal proxy form from your broker or bank that holds your shares of record and you must bring that document to the Annual Meeting.

7.	What is the effect of not voting?
      It depends on how ownership of your shares is registered. If you own shares as a registered holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following question, if you do not provide your broker voting instruction, your broker may or may not vote your shares, depending upon the proposal.

8.	If I do not vote, will my broker vote for me and how will abstentions and broker non-votes be counted?
      If you own your shares through a broker and you do not vote, your broker may vote your shares in its discretion on some “routine matters.” However, with respect to other proposals, your broker may not vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as broker non-votes. Broker non-vote shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved. The proposal with respect to the election of directors set forth in this proxy statement is a routine matter on which brokers will be permitted to vote unvoted shares. Broker non-votes are not considered to be present and entitled to vote on Item Two, and thus will have no effect on the outcome of such proposal.

9.	How can I revoke or change my proxy?
      You may revoke your proxy and change your vote at any time before the proxy has been exercised at the Annual Meeting. If you are a registered holder, your proxy can be revoked in several ways: (1) by timely delivery of a written revocation delivered to the corporate secretary; (2) by submitting another valid proxy bearing a later date; or (3) by attending the meeting in person and giving the inspector of election notice that you intend to vote your shares in person. If your shares are held in street name by a broker, you must contact your broker in order to revoke your proxy, but generally, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

10.	Who counts the votes?
      The Company has retained a representative of Computershare to serve as an independent tabulator to receive and tabulate the proxies and as an independent inspector of election to certify the results.

11.	Will you use a soliciting firm to receive votes?
      We use our transfer agent, their agents, and brokers to distribute all the proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile transmission or electronically. No additional compensation will be paid to such directors, officers and employees for soliciting proxies.

12.	What are your voting choices when voting for Director nominees, and what vote is needed to elect Directors?
      With regard to the election of directors, you may cast your vote in favor of or withhold your vote for each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. In accordance with the Company’s bylaws and Delaware law, the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, up to the number of directors to be elected, will be elected as directors of the Company.
The Board recommends a vote “FOR” each of the nominees.

13.	How can I obtain copies of the Company’s annual report and other available information about the Company?
      Stockholders may receive a copy of the Company’s 2005 Annual Report on Form 10-K at no charge by sending a written request to David B. Snyder, Secretary of the Company, at 4450 Sojourn Drive, Suite 500, Addison, Texas 75001.
      You can also visit our Website at www.affirmativeholdings.com for free access to SEC filings, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC. The Company’s corporate governance documents can also be accessed free of charge at the Company’s Website, www.affirmativeholdings.com.

14.	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?
      Stockholder proposals requested to be included in our proxy statement for our 2007 Annual Meeting or otherwise must be in writing and received by us by December 12, 2006, provided that proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals and our bylaws. A copy of our bylaws is available from the Secretary of the Company upon written request. Proposals should be directed to the Secretary of the Company at the address listed above.

ITEM 1 — ELECTION OF DIRECTORS
      Our Amended and Restated Certificate of Incorporation provides that our Board consists of one class of directors. All current directors’ terms expire at the 2006 Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee of the Board has nominated each of the current directors for re-election.
      Effective November 8, 2005, Lucius E. Burch, III , Mark E. Pape and Mark E. Watson, Jr. resigned as directors of the Company. Messrs Thomas E. Mangold, Thomas C. Davis and Paul J. Zucconi and Ms. Suzanne T. Porter, the remaining directors of the Company after such resignation, pursuant to a resolution of the Board, increased the number of members of the Board from seven to nine and filled the five resulting vacancies on the Board by appointing the following five individuals who, following inquiry by the Board, were designated by New Affirmative LLC (“New Affirmative”), a majority stockholder of the Company: Kevin R. Callahan, Nimrod T. Frazer, David L. Heller, Avshalom Y. Kalichstein, and Michael J. Ryan.
      Effective November 13, 2005, Thomas E. Mangold resigned as the Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Mangold’s resignation created a vacancy on the Board. Our Board currently consists of eight directors: Kevin R. Callahan (Chairman), Thomas C. Davis, Nimrod T. Frazer, David L. Heller, Avshalom Y. Kalichstein, Michael J. Ryan, Suzanne T. Porter and Paul J. Zucconi. Upon selection of a permanent Chief Executive Officer by the Nominating and Corporate Governance Committee and subject to approval by the Board, the new Chief Executive Officer may be extended an offer to fill in the remaining vacancy on the Board to hold office until the next annual meeting and until his or her successor is duly elected and qualified.
      Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting and until their respective successors are duly elected and qualified. Information on each of our nominees is given below.
      We have no reason to believe that any of the director nominees will be unable or unwilling for good cause to serve if elected. However, if any director nominee becomes unavailable or unwilling for good cause to serve before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.
      Unless marked to the contrary, proxies received will be voted FOR the election of each of the director nominees.
Recommendation of the Board of Directors:
      Our Board unanimously recommends that the stockholders vote “FOR” each of the following nominees.

Nominee	Business Experience

Kevin R. Callahan Age 44	Mr. Callahan has been a director since November 9, 2005. Mr. Callahan is the Chairman of the Board and the Interim Chief Executive Officer of the Company. Mr. Callahan is Chairman of the Company’s Executive Committee and serves on the Nominating and Corporate Governance Committee and the Compensation Committee. Mr. Callahan was formerly the Chief Executive Officer of Allianz Global Risks US Insurance Company from May 2002 to December 2004. Mr. Callahan was also the Chief Executive Officer of Aon Capital Markets from November 1996 to May 2002 and a Principal of Aon Risk Services North America from September 2000 to May 2002. Mr. Callahan has also served on the board of directors of Corus Bankshares, Inc. since February 2005.

Thomas C. Davis Age 57	Mr. Davis became a director beginning immediately prior to the Company’s initial public offering. Mr. Davis serves on the Company’s Audit Committee and the Investment Committee.

Nominee	Business Experience

Mr. Davis has served as Chief Executive Officer of The Concorde Group, a private investment firm, since March 2001. Mr. Davis was previously the Managing Partner and head of the investment banking and corporate finance activities of Credit Suisse First Boston, formerly Donaldson, Lufkin & Jenrette, in the southwest United States from March 1984 to February 2001. Mr. Davis also serves on the boards of directors of Dean Foods Company and Westwood Holdings Group, Inc.

Nimrod T. Frazer Age 76	Mr. Frazer has been a director since November 9, 2005. Mr. Frazer serves on the Company’s Investment Committee. Mr. Frazer was named Chairman of the Board and Chief Executive Officer of The Enstar Group, Inc., a publicly traded company, in 1990 and holds those positions currently, and he was also the President from 1990 to 2001. Mr. Frazer was Chairman of the Board and Co-Founder of the Frazer Lanier Company, a regional investment banking firm in Montgomery, Alabama from 1976 to 1990. The Enstar Group is a non-managing member of Affirmative Investment LLC (“Affirmative Investment”), a part-owner of New Affirmative, which is a majority stockholder of the Company.

David L. Heller Age 29	Mr. Heller has been a director since November 9, 2005. Mr. Heller is a Vice President of Delaware Street Capital, a private investment firm. Mr. Heller previously served as an Investment Banker at Merrill Lynch, specializing in Mergers and Acquisitions from July 2000 to December 2001. Mr. Heller also serves on the board of managers of New Affirmative, which is a majority stockholder of the Company.

Avshalom Y. Kalichstein Age 31	Mr. Kalichstein has been a director since November 9, 2005. Mr. Kalichstein is Chairman of the Company’s Compensation Committee and the Investment Committee and serves on the Company’s Executive Committee and the Nominating and Corporate Governance Committee. Mr. Kalichstein is a Managing Director of J.C. Flowers & Co. LLC. Mr. Kalichstein is responsible for originating, executing, and managing private equity investments. From 2001 until 2004, Mr. Kalichstein worked at Shinsei Bank, Ltd. in Tokyo, where he led Shinsei’s corporate development group. Previously, Mr. Kalichstein worked as Vice President, Finance and Corporate Development for SoftNet Systems, Inc. in San Francisco. Mr. Kalichstein serves on the board of managers of New Affirmative, which is a majority stockholder of the Company. Mr. Kalichstein is also the deputy chairman of the Supervisory Board of Württembergische und Badische Versicherungs AG.

Suzanne T. Porter Age 46	Ms. Porter became a director beginning immediately prior to the Company’s initial public offering. Ms. Porter serves on the Company’s Audit Committee and the Nominating and Corporate Governance Committee. Ms. Porter has served as a Principal in Health Care Strategies, a healthcare consulting company, since June 2003. Ms. Porter served as a Senior Vice President of Operations Strategy at Tenet Healthcare Corporation from 1999 to May 2003 and as Tenet’s Vice President, Strategy and Business Development, Eastern Division from 1997 to 1999.

Nominee	Business Experience

Michael J. Ryan Age 37	Mr. Ryan has been a director since November 9, 2005. Mr. Ryan is Chairman of the Company’s Nominating and Corporate Governance Committee and serves on the Company’s Compensation Committee, the Executive Committee and the Investment Committee. Mr. Ryan is a Director and Head of the Financial Institutions Group of Delaware Street Capital, a private investment firm. Previously, Mr. Ryan was a Director of Aon Capital Markets from January 1997 to January 2004, where he was instrumental in developing and executing many innovative insurance securitizations. Mr. Ryan also serves on the board of managers of New Affirmative, which is a majority stockholder of the Company.

Paul J. Zucconi Age 65	Mr. Zucconi became a director beginning immediately prior to the Company’s initial public offering. Mr. Zucconi is Chairman of the Company’s Audit Committee. Mr. Zucconi was an Audit Partner at KPMG LLP from July 1976 to January 2001. Since that time, Mr. Zucconi has been retired. Mr. Zucconi is a director and serves on the audit committees of Torchmark Corporation and Titanium Metals Corporation. He is also a director of The National Kidney Foundation of North Texas, a non-profit organization.
CORPORATE GOVERNANCE
General
      Governance of the Company is placed in the hands of the directors who, in turn, elect officers to manage the business operations. The Board oversees the management of the Company on your behalf. It reviews the Company’s long-term strategic plans and exercises direct decision making authority in all major decisions, such as acquisitions, the declaration of dividends, major capital expenditures and the establishment of Company policies. Following resignation of Messrs. Burch, Pape and Watson, our Board passed a resolution on November 9, 2005, increasing the size of the Board from seven to nine members. The size of our Board is set at nine, and we currently have eight directors.
      The Board maintains an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Executive Committee, and an Investment Committee which are each further described below. Based upon the review of the Nominating and Corporate Governance Committee, the Board has determined, in its business judgment, that (a) each of Messrs. Davis, Frazer, Zucconi, and Ms. Porter, is independent within the meaning of the rules of the NASDAQ National Stock Market, Inc. (“Nasdaq”) director independence standards, as currently in effect, (b) each of Messrs. Davis and Zucconi and Ms. Porter, the members of the Audit Committee, are “independent” within the meaning of Nasdaq’s director independence standards and meets all other applicable requirements of the SEC and Nasdaq and (c) Paul J. Zucconi, a member of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC and satisfies Nasdaq’s financial experience requirements.
Controlled Company
      The Board has determined, in its business judgment, that the Company is, and has elected to cause the Company to be treated as, a “controlled company,” as defined in Rule 4350(c)(5) of the listing standards of the National Association of Securities Dealers, Inc. (“NASD”), based on New Affirmative’s beneficial ownership of approximately 50.9% of the outstanding Common Stock of the Company as of the Record Date. Accordingly, the Company is exempt from certain requirements of the NASD listing standards, including the requirement to maintain a majority of independent directors on the Board, the requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors and requirements that such committees have written charters addressing specified matters. In the event that the Company ceases to be a controlled company within the meaning of these rules, it will be required to comply with these provisions after the transition periods specified by the NASD.
Corporate Governance Policies and Charters
      Current copies of the following materials related to the Company’s corporate governance policies and practices are available publicly on the Company’s Website at www.affirmativeholdings.com:

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter
      A copy of our Audit Committee charter is attached to the 2005 proxy statement filed on April 4, 2005. You may also obtain copies of the charters by written request to the Company’s Secretary. As noted above, because we are considered to be controlled by New Affirmative under NASD rules, we are eligible for exemptions from provisions of these rules requiring that a majority of directors be independent (as defined in the Nasdaq rules), and that we have Nominating and Corporate Governance Committee and Compensation Committee composed entirely of independent directors and written charters addressing specified matters. Therefore, the Company has amended the Compensation Committee Charter and Nominating and Corporate Governance Committee Charter to provide, among other things, that such committees need not be comprised of a majority of independent directors. Following the appointment of the directors designated by New Affirmative, the Compensation Committee, Nominating and Corporate Governance Committee, Executive Committee, and Investment Committee have not been comprised of a majority of independent directors.
      A copy of the Company’s Code of Business Conduct and Ethics, which applies to directors, executive officers and employees, will be sent without charge upon written request to the Company’s Secretary and also may be viewed on our Website at www.affirmativeholdings.com. We will post on our Website any amendments to the Code of Business Conduct and Ethics or waiver thereof for directors and executive officers.
Meetings
      During 2005, the Board met on eleven occasions and took action by writing on two occasions. During their tenure in 2005, each director attended at least seventy-five percent (75%) of all meetings held by the Board and all meetings held by committees of the Board on which such director served.
      The Company’s policy regarding director attendance at annual meetings of stockholders and the number of directors who attended the annual meetings are available under Corporate Governance Guidelines on the company’s Website at www.affirmativeholdings.com.
Executive Sessions
      The Company’s independent directors will meet at least twice per year. The independent directors met on four occasions during 2005. Any independent director can request that an additional executive session be scheduled. At each such meeting, one of the non-management directors is selected by the others to be the presiding director at that meeting.
Stockholder Communications
      Stockholders wishing to write to the Board or a specified director or committee of the Board should send correspondence to David B. Snyder, Secretary, 4450 Sojourn Drive, Suite 500, Addison, Texas 75001. The Secretary of the Company will review stockholder communications to determine if the concern may be best addressed by an internal department of the Company, the full Board, the Chairman of the Board, a particular committee of the Board, a Chairman of a particular committee of the Board or a particular member of the Board. The process of collecting and organizing stockholder communications has been approved by a majority of the independent directors.
Audit Committee

General
      On May 21, 2004, the Board adopted the Audit Committee Charter, which was subsequently amended by the Audit Committee on February 21, 2005. The Audit Committee reviews and assesses the adequacy of the Audit Committee Charter annually.
      The Audit Committee is composed of Paul J. Zucconi (Chairman), Thomas C. Davis, and Suzanne T. Porter. This committee met seven times during 2005. Each of the Audit Committee members meets the financial literacy and independence requirements under Nasdaq rules and the rules and regulations of the SEC. Paul J. Zucconi, a licensed CPA and former auditor of multiple public companies, has been designated as the “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.
      The Audit Committee oversees and reviews our accounting, financial reporting and control processes and the audits of our financial statements, including: (1) the preparation, presentation and integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent auditor’s qualifications and independence; and (4) the performance of our internal audit function and independent auditor. Our Audit Committee:

•	has sole responsibility to retain and terminate our independent auditor;

•	pre-approves all audit and non-audit services performed by our independent auditor and the fees and terms of each engagement;

•	appoints and oversees our internal auditor, and reviews the scope and results of each annual internal audit; and

•	reviews our audited financial statements and related public disclosures, earnings press releases and other financial information and earnings guidance provided to analysts or rating agencies.
      The Audit Committee also evaluates information received from the outside auditor and the Company’s management to determine whether the outside auditor is independent of management. The outside accounting firm reports directly to the Audit Committee. PricewaterhouseCoopers was the outside, independent auditor retained by the Audit Committee for the 2005 fiscal year.
      In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company concerning accounting, internal control over financial reporting or auditing matters and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting or auditing matters. During 2005, the Audit Committee held discussions with both PricewaterhouseCoopers and management regarding the Company’s actions to evaluate and report on our internal control over financial reporting and disclosure controls for fiscal year 2005, as well as our current disclosure controls and procedures.

Approval of Audit and Non-Audit Services
      The Audit Committee, or its Chairman, approves all audit and permissible non-audit services (including the fees and terms of the services) performed for the Company by its independent accountants prior to the time that those services are commenced. The Chairman reports to the full Audit Committee at each of its meetings, and the Audit Committee approves what the Chairman has authorized in the interim between meetings. For these purposes, the Audit Committee or its Chairman is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service. The Audit Committee pre-approved all fees for 2005 noted in the table under “Fees Paid to Independent Auditor.” The Audit Committee has submitted the following report to stockholders:

Report of the Audit Committee
      On April 4, 2006, the Audit Committee reviewed with Company management, PricewaterhouseCoopers and the Company’s accounting and internal audit officers the results of the 2005 audit, including the audited financial statements. The Audit Committee reviewed the requirements of its charter previously adopted and the reports required to be disclosed to the Audit Committee. The Audit Committee discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. The PricewaterhouseCoopers representatives reviewed the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, regarding independence of public accountants with the Audit Committee and presented their Report on Auditor Independence regarding that matter to the Audit Committee. The Audit Committee has considered the level of non-audit services provided by the external auditor in consideration of auditor independence. As part of its deliberations, the Audit Committee determined that PricewaterhouseCoopers was independent of the Company. The Audit Committee also discussed with management, the internal auditors and the external auditor the quality and adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures and internal audit organization, responsibilities, budget, staffing and identification of audit risks.
      During its April 10, 2006 meeting, the Audit Committee reviewed and discussed with management and the external auditor a draft of the Form 10-K and the audited financial statements for the year ended December 31, 2005 which had been provided to the Audit Committee in advance of the meeting. Management has the responsibility for the preparation of the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. The external auditor has the responsibility for the examination of the financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. Based on their review of all of the above and on discussions with management and the external auditor, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.
Respectfully submitted,
Paul J. Zucconi (Chairman)
Thomas C. Davis
Suzanne T. Porter
     Independent Public Accountants
      PricewaterhouseCoopers served as our independent public accountant for the fiscal year ended December 31, 2005. Representatives of PricewaterhouseCoopers are expected to attend the 2006 Annual Meeting. These representatives will also have an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions that may be asked by stockholders.
      On or about April 19, 2006, the Audit Committee solicited proposals from several independent auditing firms, including our present auditors, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), in regard to our integrated 2006 financial audit and Sarbanes-Oxley internal control assessment. On April 20, 2006 PricewaterhouseCoopers orally indicated to the chairman of our Audit Committee that it will decline to stand for re-election as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, after completion of its procedures regarding the following: (i) the Company’s unaudited interim financial statements as of and for the quarter ended March 31, 2006 and (ii) the Form 10-Q in which such financial statements will be included.
      The Audit Committee is currently in the process of selecting an independent accounting firm to replace PricewaterhouseCoopers and intends to authorize PricewaterhouseCoopers to respond fully to the inquiries of the successor accountant regarding the material weaknesses.
      PricewaterhouseCoopers performed audits of our consolidated financial statements for the fiscal years ended December 31, 2004 and 2005. PricewaterhouseCoopers’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2004 and 2005 did not contain any adverse opinion or disclaimer of opinion, was not qualified or modified as to uncertainty, audit scope or accounting principle.
      During the fiscal years ended December 31, 2004 and 2005 and through April 20, 2006, there have been no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers’s satisfaction, would have caused PricewaterhouseCoopers to make reference thereto in its reports on the Company’s financial statements for such years. Except as reported in the paragraph below, there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K for the fiscal years ended December 31, 2004 and 2005, and through April 20, 2006:

In the Item 9A section of its Form 10-K for the year ended December 31, 2005, the Company reported the following material weaknesses as of December 31, 2005: (i) ineffective controls over access to, and changes in, the information technology systems, financial applications and underlying financial data; (ii) ineffective internal controls over the elimination of intercompany transactions; and (iii) ineffective controls over the accuracy and completeness of the reconciliation of certain balance sheet accounts. Item 9A section of the Form 10-K for the year ended December 31, 2005, is incorporated herein by reference. The Audit Committee discussed the material weaknesses with PricewaterhouseCoopers extensively and the Company restated the consolidated financial statements as of and for the years ended December 31, 2004 and 2003.
     Fees Paid to Independent Auditor
      We expensed the following fees to PricewaterhouseCoopers for professional and other services rendered by them during fiscal year ended 2005:

Fees	2005		2004

Audit	$1,900,000		$405,000

Audit related	—		—

Tax	51,910		2,616

Other	2,950	(1)	11,000	(2)

Total	$1,954,860		$418,616

(1)	Sales tax consulting

(2)	Fees related to the purchase of TeamMate software.
Nominating and Corporate Governance Committee

General
      The Company’s Nominating and Corporate Governance Committee currently consists of Suzanne T. Porter, an independent director, and Avshalom Y. Kalichstein, Michael J. Ryan (Chairman) and Kevin R. Callahan, each of whom is not an independent director.
      In 2005, the Nominating and Corporate Governance Committee met two times from January 1, 2005 through December 31, 2005.
      The Board has established a Nominating and Corporate Governance Committee Charter which is available on the Company’s Website at www.affirmativeholdings.com.

      The principal functions of the Nominating and Corporate Governance Committee are to:

•	identify, consider and recommend to the Board qualified director nominees for election at our annual meeting;

•	review and make recommendations on matters involving general operation of the Board and its committees, and recommend to the Board nominees for each committee of the Board;

•	review and recommend to the Board the adoption and appropriate revision of our corporate governance practices; and

•	make an annual report to the Board on the Chief Executive Officer succession plan.
      Directors, members of management, stockholders, or industry or professional organizations may suggest nominees. In identifying and considering candidates for nomination to the Board, the Nominating and Corporate Governance Committee considers, in addition to the requirements set out in the Nominating and Corporate Governance Committee Charter, quality of experience, the needs of the Company and the range of talent and experience represented on the Board. The Nominating and Corporate Governance Committee also evaluates the ability of a nominee director to devote the time and effort necessary to fulfill his or her responsibilities.
      Stockholders desiring to submit recommendations for nominations by the Nominating and Corporate Governance Committee should direct them to the Nominating and Corporate Governance Committee, care of the Secretary of the Company, at the Company’s address shown on the cover page of this Proxy Statement. Such stockholder’s notice must be submitted within the time frame required for all stockholder proposals set forth elsewhere in this proxy statement and must include, among other things, (1) the name, age, business address and residence address of such stockholder, (2) the principal occupation or employment of such stockholder, (3) the class and number of shares of the Company that are beneficially owned by such stockholder, (4) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (5) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected. The Nominating and Corporate Governance Committee’s policy is to consider director nominations properly submitted by eligible stockholders. The Nominating and Corporate Governance Committee does not evaluate a potential nominee differently based on whether he or she is recommended by a stockholder. After completing its evaluation, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the person who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee did not receive a nominee recommendation from any stockholder this year.
Compensation Committee

General
      The Compensation Committee is composed of Avshalom Y. Kalichstein (Chairman), Michael J. Ryan and Kevin R. Callahan. All members of the Compensation Committee are outside directors except for Kevin R. Callahan, who, as of November 13, 2005, became an inside director owing to his appointment as the Interim Chief Executive Officer of the Company. Consequently, for Internal Revenue Code section 162(m) purposes, as of November 13, 2005, all issues potentially impacted by section 162(m) are addressed by a subcommittee composed solely of Mr. Kalichstein and Mr. Ryan, both of whom are outside directors within the meaning of Section 162(m). The principal responsibilities of the Compensation Committee are to:

•	evaluate the performance and approve the compensation of our executive officers and such other key executives or other officers as identified by the committee;

•	prepare an annual report on executive compensation for inclusion in our proxy statement; and

•	oversee our compensation and benefit plans, including the review, approval and administration of incentive compensation plans and equity-based plans.
      The Compensation Committee reviews and approves corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and establishes the Chief Executive Officer’s compensation levels based on its evaluation.
      The Compensation Committee met six times during 2005.

Compensation Committee Interlocks and Insider Participation
      Kevin R. Callahan, our Interim Chief Executive Officer, is the only executive officer of the Company that serves on the Company’s Compensation Committee. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of such committee, the entire board) of another corporation, one of whose executive officers served on the Compensation Committee or as a director of the Company. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee.

Compensation Committee Report on Executive Compensation
      The general philosophy of the Compensation Committee is to provide executive compensation, including annual compensation (salary and bonus awards) and long-term compensation (stock options and restricted stock), designed to enhance stockholder value. With this philosophy in mind, the Compensation Committee designs compensation plans and incentives to link the financial interests of the Company’s executive officers to the interests of its stockholders, to base executive compensation on the Company’s long-term performance, to attract and retain talented leadership and to encourage significant ownership of the Common Stock by executive officers.
      In making the decisions affecting executive compensation, the Compensation Committee reviews the nature and scope of the executive officer’s responsibilities as well as his or her effectiveness in supporting the Company’s long-term goals. The Compensation Committee also considers the compensation practices of other public companies.

Salary
      The executive officers received a salary that is based on the criteria discussed above. The base salary of each of the executive officers, other than the chief executive officer, is reviewed annually by the Compensation Committee, with adjustments made based primarily on the recommendations of the chief executive officer. In reviewing base salaries, we engaged an outside consulting firm to furnish us with competitive market data. Using this market data as a guideline, the Compensation Committee considers various factors, including the position of the executive officer, the compensation of officers of comparable companies within the insurance industry, the performance of the executive officer with respect to specific objectives, increases in responsibilities and recommendations of the chief executive officer. The specific objectives for each executive officer vary each year in accordance with the scope of the officer’s position, the potential inherent in that position for impacting the Company’s operating and financial results and the actual operating and financial contributions produced by the officer in previous years.
      Based on the above criteria, in 2005, the Company entered into an employment agreement with Mark E. Pape and new employment agreements with M. Sean McPadden and Katherine C. Nolan.
      In connection with Mark E. Pape’s appointment as the Company’s Executive Vice President and Chief Financial Officer, the Company entered into an employment agreement with Mr. Pape, dated and effective as of November 30, 2005. Mr. Pape’s employment agreement has a two year term and provides for an annual base salary of $255,000. Under Mr. Pape’s employment agreement, Mr. Pape will be eligible to participate in all annual and long-term bonus or incentive compensation plans in which comparable executives are eligible to participate, subject to the terms and conditions of the applicable plan.

      Effective November 23, 2005, the Company entered into new employment agreements with M. Sean McPadden, Executive Vice President and President, Underwriting Division, and Katherine C. Nolan, Executive Vice President and President, Retail Division, respectively. Each of the new employment agreements has a two year term which is automatically extended for additional two-year terms unless prior written notice of non-extension is provided by the Company or the executive. The employment agreements provide for an annual base salary of $300,000 for Mr. McPadden and $240,000 for Ms. Nolan.
      Under each employment agreement, Mr. McPadden and Ms. Nolan, respectively, will be eligible to participate in all annual and long-term bonus or incentive compensation plans in which the Company’s comparable executives are eligible to participate, subject to the terms and conditions of the applicable plan.
      Any increases in salary levels required under the agreements, as well as salary levels for executive officers who may not be subject to employment agreements, are considered annually by the Compensation Committee.

Annual Incentive Bonuses
      The Company’s executive officers may receive additional amounts as bonus, incentive or equity compensation as determined by the Compensation Committee in accordance with the Company’s regular compensation practices. On February 24, 2006, the Compensation Committee approved annual cash bonus awards earned in 2005 and paid in March 2006 for the Company’s executive officers. Bonuses for 2005 for the Company’s executive officers were awarded, in part, based on certain profitability targets and metrics for 2005 established by the Compensation Committee relating to (1) total controlled premium, (2) agency segment pre-tax margin, (3) insurance company segment combined ratio, (4) earnings per share, (5) return on equity and (6) department related goals.

Long-Term Compensation
      The Compensation Committee is committed to long-term incentive programs for executives that promote the Company’s long-term growth. Accordingly, the Compensation Committee believes that the executive officers should be rewarded with a proprietary interest in the Company for continued long-term performance and to attract, motivate and retain qualified and talented executives.
      In 2005, the Board awarded certain executive officers restricted stock and options to purchase shares of the Company’s Common Stock under the Amended and Restated 2004 Stock Incentive Plan. The option awards to some executive officers become exercisable at the rate of 20% per year.

Compensation of the Chief Executive Officer
      Kevin R. Callahan, is the Interim Chief Executive Officer of the Company and was appointed by the Board, effective November 15, 2005, upon resignation by Thomas E. Mangold, while a search is conducted for Mr. Mangold’s permanent replacement. The Company did not enter into an employment agreement with Mr. Callahan. The Beneficial Ownership Table, the Summary Compensation Table, Option Grants in Last Fiscal Year Table and Fiscal 2005 Option Exercises and Fiscal Year-End Option Values table set forth below include information regarding compensation and benefits paid to Mr. Callahan in 2005. The Summary Compensation Table and Option Grants in Last Fiscal Year Table set forth below include information regarding compensation and benefits paid to Mr. Mangold in 2005. Factors considered by the Compensation Committee in setting Mr. Mangold’s base salary were his experience and achievements in the insurance industry, the Company’s operating and financial performance, and the compensation of chief executive officers of comparable companies within the insurance industry.

Internal Revenue Code Section 162(m)
      The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and the other senior executive officers, except for compensation that is performance-based under a plan that is approved by the stockholders and that meets certain other technical requirements. Based on those require-

ments, the Compensation Committee has determined that Section 162(m) will not prevent the Company from receiving a tax deduction in 2005 for any of the compensation paid to executive officers.
Respectfully submitted,
Avshalom Y. Kalichstein (Chairman)
Michael J. Ryan
Kevin R. Callahan
Executive Committee
      The Board has established an Executive Committee currently composed of Avshalom Y. Kalichstein, Michael J. Ryan and Kevin R. Callahan (Chairman). A charter has not yet been adopted for this committee but it is expected that the Board will grant the committee the authority to act on behalf of the Board on all corporate actions for which applicable law does not require participation by the full Board, and in practice the committee is expected to act in place of the full Board generally when important issues arise or assembling the full Board would be difficult or impracticable and actions taken by the Executive Committee would be reported at the next Board meeting. The Executive Committee met three times during 2005.
Investment Committee
      The Board has established an Investment Committee currently composed of Avshalom Y. Kalichstein (Chairman), Thomas C. Davis, Nimrod T. Frazer, and Michael J. Ryan. A charter has not yet been adopted for this committee but it is expected that the Board will grant the committee the authority to act on behalf of the Board on all investment matters for which applicable law does not require participation by the full Board, and in practice the committee is expected to act in place of the full Board generally on all matters regarding the investment portfolio of the Company and each of its subsidiaries. The Investment Committee met one time during 2005.

ITEM 2 — AMENDMENT TO THE AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN
      Under the Amended and Restated 2004 Stock Incentive Plan (“Amended and Restated Plan”), each non-employee director is eligible to receive an automatic initial inducement award of 5,000 shares on the date such director becomes eligible to receive the award. Further, in January of every year, each non-employee director is automatically awarded an option to purchase an additional 5,000 shares as an annual incentive option. On April 25, 2006, the Board approved an amendment, subject to stockholder approval at the Annual Meeting, to the Amended and Restated Plan which eliminates the provisions of automatic grants of the initial inducement option and the annual incentive option to the non-employee directors. All other terms of the Amended and Restated Plan remain unchanged. The amendment to the Amended and Restated Plan has been recommended by our Compensation Committee to our Board and our Board has recommended approval of the amendment. The full text of the proposed amendment to the Amended and Restated Plan is contained in Annex A of this proxy statement.
      If a quorum is present and a majority of the shares present in person or represented by proxy at the Annual Meeting are in favor of Item Two, the amendment to the Amended and Restated 2004 Stock Incentive Plan will be approved and adopted. For purposes of the vote on this item, an abstention with respect to such proposal will not be counted as votes cast and therefore will have no effect on the outcome of such proposal, although abstentions will count towards the presence of a quorum. Broker non-votes are not considered to be present and entitled to vote on this item, and thus will have no effect on the outcome of such proposal.
      Unless marked to the contrary, proxies received will be voted FOR amendment to the Company’s Amended and Restated Plan.
      The following is a summary of the principal terms and provisions of the Amended and Restated Plan.
      The purpose of the Amended and Restated Plan is to allow the Company to secure and retain the services of eligible plan participants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. The Amended and Restated Plan provides for grants of incentive stock options, nonqualified stock options, restricted and unrestricted stock awards, stock bonus awards, performance stock awards, stock appreciation rights, dividend equivalent rights and interest equivalent rights to selected employees, directors and consultants performing services for the Company or any of its affiliates. The Amended and Restated Plan is an omnibus plan that gives the Company the flexibility to adjust to changing market forces. The Company’s Board has authorized 3,000,000 shares of its Common Stock for issuance under the Amended and Restated Plan. Shares subject to the Amended and Restated Plan may be authorized but unissued shares or shares that were once issued that the Company has reacquired. The Amended and Restated Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code, nor is it subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).
      Eligibility. Any employee, director or consultant performing services for the Company or its affiliates who are selected by the Company’s Board, or a committee appointed by the Company’s Board, may participate in the Amended and Restated Plan.
      Administration. The plan will be administered by the plan administrator who will be the Board or a committee of the Board. Currently, the Board has delegated administration of the Amended and Restated Plan to a compensation committee comprised of two or more directors who qualify as both “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “non-employee directors” within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act. The plan administrator has full and final authority to make awards, establish the terms thereof, administer and interpret the Amended and Restated Plan in its full discretion, and amend an award made under the Amended and Restated Plan. If the plan administrator is a committee appointed by the Board, then such committee shall have the full authority of the Board with respect to the administration of the Amended and Restated Plan, unless authority is specifically reserved to the Board under the Amended and Restated Plan, the Company’s certificate of incorporation or bylaws, or applicable law. Any action of the plan administrator with respect to the Amended and Restated Plan will be final, conclusive and binding on all persons. The plan administrator may delegate certain responsibilities to the Company’s officers or directors. The administrator may delegate authority to one or more directors, who are not “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, to grant awards under the Amended and Restated Plan to all eligible plan participants, except the chief executive officer and the four other highest compensated officers. The plan administrator may also delegate authority to one or more employee directors to grant awards under the Amended and Restated Plan to eligible participants who are not then subject to Section 16 of the Exchange Act.
      Stock Subject to the Plan. The Company has reserved a total of 3,000,000 shares of its Common Stock for issuance under the Amended and Restated Plan, subject to adjustment to reflect certain corporate transactions or changes in the Company’s capital structure. During any calendar year, no participant under the Amended and Restated Plan may be granted awards, including without limitation options or stock appreciation rights covering more than 250,000 shares of stock, subject to adjustments. The number of shares that may be delivered upon the exercise of incentive or nonqualified stock options and as restricted or unrestricted stock may not in the aggregate exceed 3,000,000. If any award under the Amended and Restated Plan expires or otherwise terminates, without having been exercised in full, the shares of common stock not acquired under such award shall revert to and again become available for issuance under the Amended and Restated Plan. If the Company reacquires any shares issued under the Amended and Restated Plan, pursuant to the terms of any forfeiture provision, right of repurchase or right of first refusal, such shares shall again be available for issuance under the Amended and Restated Plan. Shares of Common Stock subject to the Amended and Restated Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
      Options. Under the Amended and Restated Plan, the Company may grant incentive stock options and nonqualified stock options. The Company may grant incentive stock options under the Amended and Restated Plan to any person employed by the Company or by any of its affiliates. The exercise price for incentive stock options granted under the Amended and Restated Plan may not be less than 100% of the fair market value of the Common Stock on the option grant date, unless such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Internal Revenue Code. If an incentive stock option is granted to an employee who owns more than 10% of the Company’s Common Stock, the exercise price of that option may not be less than 110% of the fair market value of the common stock on the option grant date. The Amended and Restated Plan also provides for grants of nonqualified stock options to any employees, directors or consultants performing services for the Company or its affiliates. The exercise price for nonqualified stock options granted under the Amended and Restated Plan may not be less than 100% of the fair market value of the Common Stock on the option grant date, unless such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Internal Revenue Code. The Plan Options granted under the Amended and Restated Plan will generally terminate on the tenth anniversary of the date of grant. The purchase price of stock acquired pursuant to the exercise of an option may be paid either (1) in cash at the time of purchase or (2) at the discretion of the plan administrator, (a) with shares of stock held by the participant for at least six months prior to exercise, (b) through a “cashless exercise” procedure established through a broker, or (c) in any other form of legal consideration acceptable to the plan administrator, including a deferred payment or similar arrangement to the extent such procedure does not violate the Sarbanes-Oxley Act of 2002, or any other applicable law.
      Unless otherwise determined by the plan administrator, at the time of grant or thereafter, or as otherwise provided in the Amended and Restated Plan, any unvested portion of any outstanding option held by a participant at the time of termination of employment or other service will be forfeited upon termination. Except as provided in the Amended and Restated Plan or as otherwise determined by the plan administrator, at the time of grant or thereafter, upon termination of a participant’s employment or other service with the Company, the participant may exercise the vested portion of any outstanding option until the earlier of the last day of the option term or the last day of the three-month period following the participant’s termination of employment or other service. Upon termination of a participant’s employment or other service with the Company due to death or disability, or termination of employment due to a participant’s retirement, the participant may generally exercise the vested portion of any outstanding option until the earlier of the last day of the option term or the last day of the twelve-month period following such termination of employment or other service.
      Options may contain “reload” provisions entitling the participant to a further option in the event the participant exercises all or a portion of the first option by surrendering previously owned shares of common stock. Such a reload option would generally contain similar terms and conditions as the original option, except the exercise price will equal the fair market value of Common Stock on the reload option grant date and the term of the reload option will end on the expiration date of the original option that was exercised by surrender of previously acquired shares. The reload option will cover the number of shares of Common Stock surrendered in connection with the stock for stock exercise of the original option.
      Stock Bonus Awards. The plan administrator may, in its discretion, grant shares of Common Stock to participants in consideration for past services rendered to the Company or to its affiliate. The terms of the grant, including any vesting schedule and restrictions on transfer, will be determined by the plan administrator and will be described in the award agreement.
      Restricted Stock Awards, Unrestricted Stock Awards and Performance Stock Awards. The plan administrator may, in its discretion, grant restricted stock, unrestricted stock and performance stock awards. The plan administrator will determine, in its sole discretion, the terms of each award. Restricted stock may have restrictions that lapse over time and/or upon the achievement of specified performance goals. A performance stock award is a stock award entitling the recipient to acquire common stock upon the attainment of specified performance goals. Performance stock awards may be granted alone or with other awards granted under the plan. Unrestricted stock will be free of any vesting, performance or other restrictions. Except as otherwise determined by the plan administrator, upon termination of employment or other service during the applicable restriction period, restricted stock and performance stock that remain at that time subject to restrictions will be forfeited and become available for regrant. Restricted, unrestricted and performance stock may be awarded in consideration for cash, property or past services rendered to the Company or to its affiliate.
      Stock Appreciation Rights. The plan administrator may, in its discretion, grant stock appreciation rights to participants. Generally, stock appreciation rights permit a participant to exercise the right and receive a bonus equal to the value of the appreciation in the Company’s Common Stock over a span of time in excess of the fair market value of a share of Common Stock on the date of grant of such stock appreciation right. The plan administrator has discretion to settle the appreciation in value of stock appreciation rights in the form of cash, shares of Common Stock, or a combination thereof. Stock appreciation rights may be granted alone or in tandem with stock options granted under the plan. If stock appreciation rights are granted in tandem with outstanding options, the participant will be entitled to exercise the option or the related stock appreciation right, but not both. Typically the tandem grant will provide that if an option is exercised, the tandem stock appreciation right will expire and if the stock appreciation right is exercised, the tandem option will expire.
      Dividend Equivalent Rights. The plan administrator may, in its discretion, grant dividend equivalent rights, which entitle the recipient to receive credits for cash dividends that would have been paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted alone or as a component of other stock awards granted under the Amended and Restated Plan. Dividend equivalent rights credited under the Amended and Restated Plan may be paid currently or may be deemed to be reinvested in additional shares of Common Stock. Dividend equivalent rights may be settled in cash, shares of Common Stock, or a combination thereof, in a single installment or installments, as specified in the award.
      Interest Equivalent Rights. With respect to any award under the Amended and Restated Plan, the plan administrator may, in its discretion, grant interest equivalent rights, which entitle the recipient to receive interest credits when such stock award is settled in cash on a deferred basis.
      Section 409A Awards. Generally, the awards that may be granted under the Amended and Restated Plan are not intended to be nonqualified deferred compensation that is subject to the requirements of Section 409A of the Code. However, the interpretation of Section 409A of Code and its application to the terms of awards granted under the Amended and Restated Plan are uncertain and may be subject to change as additional guidance and interpretations become available. In the event that, for any reason, an award is determined to be nonqualified deferred compensation, the Amended and Restated Plan provides certain safe harbor exercise/distribution provisions that are intended to enable awards to satisfy the additional requirements applicable to nonqualified deferred compensation under Section 409A of the Code. However, the Company does not represent or warrant that awards under the Amended and Restated Plan will not be considered nonqualified deferred compensation or that, if so determined, that the awards will comply with the requirements applicable to Section 409A of the Code. The Company will not be responsible for the tax consequences applicable to any participant under Section 409A or otherwise provide any indemnity.
      Change in Control. In the event of a change of control, the Company’s Amended and Restated Plan provides that the plan administrator may, in its discretion, provide for the acceleration of vesting in the terms of any options, bonus stock, restricted stock or performance stock granted under the Amended and Restated Plan. A change in control under the Amended and Restated Plan is defined as ((a) when any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than any Excluded Person, the Company or any Company employee benefit plan, including its trustees) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; provided, however, that in no event shall the distribution, sale, transfer, or acquisition of securities of the Company held by New Affirmative LLC or any Excluded Persons (or any successor thereof) to any Excluded Person trigger a “Change in Control”; or (b) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company through purchase of assets, or by merger, reorganization or otherwise; provided, however, a “Change in Control” shall not have occurred in the event that: (i) immediately following such acquisition, any or all of the shareholders of the Company immediately prior to the consummation of such acquisition own fifty percent (50%) or more of the combined voting power of the entity effecting or surviving any such acquisition, or (ii) persons who served as members of the Board of Directors of the Company immediately prior to the consummation of such acquisition continue to constitute at least a majority of the Board of Directors of the surviving entity after any such acquisition. Furthermore, “Excluded Person” shall mean any of New Affirmative LLC, DSC AFFM, LLC, Affirmative Investment LLC, The Enstar Group, Inc. and any of their respective stockholders, members, affiliates, subsidiaries, or any such persons under common control.
      In the event of a change in control, the Company may provide for the continuation or assumption by the surviving entity of the Amended and Restated Plan and awards issued thereunder, the substitution by the surviving entity of stock awards with substantially similar terms for outstanding plan awards, or the cancellation of any outstanding plan awards if the participant is given the right to exercise such outstanding plan awards for a limited period prior to cancellation without regard to the vesting or installment exercise provisions in the applicable award agreement.
      Adjustments. If any change is made in the common stock subject to the Amended and Restated Plan, without the receipt of consideration (whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or otherwise), (1) the Amended and Restated Plan will be appropriately adjusted in the classes and maximum number of shares of Common Stock subject to the plan and maximum number of shares of Common Stock subject to plan awards and (2) the outstanding stock awards will be appropriately adjusted in the classes and number of shares of Common Stock and price per share of Common Stock subject to such outstanding stock awards.
      Taxes. At such times as a participant recognizes taxable income in connection with the receipt of shares or cash under the Amended and Restated Plan, the participant must pay the Company an amount equal to the minimum federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the taxable event prior to the issuance, or release from escrow, of shares or the payment of cash. The Company has the right to deduct from any payment of cash to a participant an amount equal to, but not in excess of, the withholding taxes in satisfaction of the obligation to pay withholding taxes. The plan administrator may provide in the agreement that the participant, in satisfaction of the obligation to pay withholding taxes to the Company, may elect to have withheld a portion of the shares then issuable to him or her having an aggregate fair market value equal to, but not in excess of, the minimum amount of withholding taxes required by applicable law or may tender owned and unencumbered shares that were not acquired from the Company.
      Changes to the Plan and Awards. The Amended and Restated Plan automatically terminates on December 18, 2015, but the Company’s Board has the right to terminate the plan at an earlier date. The Company’s Board may amend, alter, suspend, discontinue or terminate the Amended and Restated Plan or any committee’s authority to grant awards under the Amended and Restated Plan without the consent of stockholders or participants, except that any such action will be subject to the approval of the Company’s stockholders at or before the next annual meeting if stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Company’s stock may then be listed or quoted. The plan administrator may amend the terms of any stock awards granted under the plan and any agreement relating thereto. However, no amendment or other change may materially impair the rights of any participant with respect to any outstanding award without the consent of such participant.
Recommendation of the Board of Directors:
      Our Board unanimously recommends that the stockholders vote FOR adoption of the first amendment to the Company’s Amended and Restated 2004 Stock Incentive Plan.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Stockholders
      The following are stockholders known by the Company to beneficially own 5% or more of its outstanding Common Stock as of the Record Date. Information regarding the following stockholders has been obtained from reports filed by the persons listed with the Securities and Exchange Commission and/or from the beneficial owners.

		Amount and
		Nature of		Percentage
		Beneficial		of Class
Name of Beneficial Holder	Address of Beneficial Holder	Ownership		Owned(1)

New Affirmative	900 N. Michigan Avenue Suite 900 Chicago, Illinois	7,860,927	(2)	50.9%

Becker Capital Management, Inc.	1211 Southwest Fifth Avenue Portland, Oregon	1,235,235	(3)	8.0%

Luxor Capital Group, L.P.	599 Lexington Avenue 35th Floor New York City, New York	886,667	(4)	5.7%

(1)	The Company based its calculation of the percentage of beneficial ownership on 15,432,557 shares of Common Stock outstanding on the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, the Company deemed outstanding shares of common stock subject to options held by that person that were currently exercisable at or were exercisable within 60 days of the Record Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(2)	According to the information provided on the Schedule 13D filed with the SEC by (i) DSC Manager, Andrew G. Bluhm and New Affirmative on August 30, 2005 and (ii) Affirmative Investment, Affirmative Associates LLC (“Affirmative Associates”), J. Christopher Flowers and New Affirmative on August 30, 2005, the parties share voting power and dispositive power over the shares owned by New Affirmative.

(3)	According to the information contained on Schedule 13G filed with the SEC on February 10, 2006.

(4)	According to information contained on Schedule 13G (Amendment No. 2) filed with the SEC on February 14, 2006, Luxor Capital Group, LP had shared voting power and shared dispositive power over all of the shares it beneficially owned.
Directors and Executive Officers
      The following table sets forth information regarding beneficial ownership of Common Stock by each director, and named executive officer and the directors and executive officers as a group, all as of the Record Date.

	Amount of
	Beneficial		Class
Name of Beneficial Holder	Ownership(1)		Owned

Kevin R. Callahan	200,000	(2)	1.3%

Mark E. Pape	4,000

M. Sean McPadden	90,473	(3)	*

Katherine C. Nolan	60,240	(4)	*

Scott K. Billings	7,050	(5)

Thomas C. Davis	21,039	(6)	*

Suzanne T. Porter	29,505	(7)	*

Nimrod T. Frazer	—		*

David L. Heller	—	(8)	*

Avshalom Y. Kalichstein	—	(8)	*

Michael J. Ryan	600	(8)	*

Paul J. Zucconi	13,018	(9)	*

All Executive Officers and Directors as a Group (12 persons)	425,925	(10)	2.4%

*	Less than 1%

(1)	The Company has based its calculation of the percentage of beneficial ownership on 15,432,557 shares of common stock outstanding on the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, the Company deemed outstanding shares of Common Stock subject to options held by that person that were currently exercisable at or were exercisable within 60 days of the Record Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(2)	Includes options to purchase 200,000 shares that were currently exercisable or exercisable at or within 60 days of the Record Date.

(3)	Includes options to purchase 82,973 shares that were currently exercisable or exercisable at or within 60 days of the Record Date.

(4)	Includes options to purchase 55,169 shares that were currently exercisable or exercisable at or within 60 days of the Record Date.

(5)	Includes options to purchase 5,300 shares that were currently exercisable or exercisable at or within 60 days of the Record Date.

(6)	Includes options to purchase 10,000 shares that were currently exercisable or exercisable at or within 60 days of the Record Date.

(7)	Includes options to purchase 10,000 shares that were currently exercisable or exercisable at or within 60 days of the Record Date.

(8)	Such amount does not include the 7,860,927 shares of common stock of the Company owned by New Affirmative. Mr. Heller and Mr. Ryan are managers of New Affirmative and employees of an affiliate of DSC Manager and Mr. Bluhm. Mr. Kalichstein is a manager of New Affirmative and an employee of an affiliate of Affirmative Investment, Affirmative Associates and Mr. Flowers. Each of Mr. Heller, Mr. Ryan and Mr. Kalichstein disclaims beneficial ownership of the shares of common stock of the Company owned by New Affirmative.

(9)	Includes options to purchase 10,000 shares that were currently exercisable or exercisable at or within 60 days of the Record Date.

(10)	Includes options to purchase 373,442 shares that were currently exercisable or exercisable at or within 60 days of the Record Date.
      The Company knows of no other beneficial owners (as a group or otherwise) of more than five percent (5%) of the Company’s shares of Common Stock.
CHANGE OF CONTROL OF THE COMPANY
      On August 30, 2005, Vesta Insurance Group Inc. (“VIG”) announced the closing of the acquisition by New Affirmative, from VIG and Vesta Fire Insurance Corporation (“VFIC”, and together with VIG, “Vesta”) of an aggregate of 5,218,228 shares of Common Stock of the Company, for a purchase price of $15.00 per share pursuant to a stock purchase agreement, dated as of June 14, 2005, by and among New Affirmative, J.C. Flowers I LP, a Delaware limited partnership, Delaware Street Capital Master Fund, L.P., a Cayman Islands exempted limited partnership, VIG and VFIC (the “Stock Purchase Agreement”). The 5,218,228 shares, or approximately 35% of the Company’s shares of Common Stock outstanding on August 30, 2005, sold by Vesta pursuant to the Stock Purchase Agreement represents all of the Common Stock which was owned by Vesta.
      New Affirmative was formed for the purpose of acquiring, holding, voting and disposing of the shares of the Company’s Common Stock acquired in connection with the Stock Purchase Agreement and any shares of the Company’s Common Stock that New Affirmative may acquire in the future. New Affirmative is (i) 50% owned by DSC AFFM, LLC, a Delaware limited liability company (“DSC AFFM”), an entity controlled by DSC AFFM Manager LLC, a Delaware limited liability company and sole managing member of DSC AFFM (“DSC Manager”), and Andrew G. Bluhm, the managing member of DSC Manager, and (ii) 50% owned by Affirmative Investment, a Delaware limited liability company, an entity controlled by Affirmative Associates, a Delaware limited liability company and the sole managing member of Affirmative Investment and J. Christopher Flowers, the sole member and manager of Affirmative Associates. Simultaneously with the closing of the transactions contemplated by the Stock Purchase Agreement: (1) DSC AFFM contributed 1,459,699 shares of the Company’s Common Stock which were previously acquired in open market transactions by members of DSC AFFM and subsequently contributed to DSC AFFM, to New Affirmative and (2) Affirmative Investment contributed 1,183,000 shares of the Company’s Common Stock, previously acquired by it in open market transactions, to New Affirmative.
      As a result of the closing of the transactions contemplated by the Stock Purchase Agreement, New Affirmative, together with Mr. Bluhm, DSC Manager, Mr. Flowers, Affirmative Investment and Affirmative Associates, may be deemed to beneficially own 7,860,927 shares of the Company’s Common Stock, or 52.7% of the Company’s shares of Common Stock outstanding on October 25, 2005. Mr. Bluhm and Mr. Flowers have disclaimed beneficial ownership of the shares of the Company’s Common Stock owned by New Affirmative. The Company was not a party to the Stock Purchase Agreement nor any of the transactions contemplated thereto.
      Effective November 8, 2005, Lucius E. Burch, III, Mark E. Pape and Mark E. Watson, Jr. resigned as directors of the Company. Messrs Thomas E. Mangold, Thomas C. Davis and Paul J. Zucconi and Ms. Suzanne T. Porter, the remaining directors of the Company after such resignation, pursuant to a resolution of the Board, increased the number of members of the Board from seven to nine and filled the five resulting vacancies on the Board by appointing the following five individuals who, following inquiry by the Board, were designated by New Affirmative: Kevin R. Callahan, Nimrod T. Frazer, David L. Heller, Avshalom Y. Kalichstein, and Michael J. Ryan. As a result of the foregoing transactions and change in the Board, a change of control has occurred pursuant to Item 5.01 of Form 8-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.
      These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the calendar year ended December 31, 2005, and to date, all Section 16(a) filing requirements applicable to its insiders were complied with, except for the following late filings in November 2005:

		Number of
		Transactions
	Number of	Not Reported
Name	Late Reports	on a Timely Basis

Kevin R. Callahan	1	1

Nimrod T. Frazer	1	1

David L. Heller	1	1

Avshalom Y. Kalichstein	1	1

Michael J. Ryan	1	1
Executive Officers

Name	Age	Position

Kevin R. Callahan	44	Interim Chief Executive Officer and Chairman of the Board

M. Sean McPadden	40	Executive Vice President and President of Underwriting Division

Katherine C. Nolan	45	Executive Vice President and President of Retail Division

Mark E. Pape	55	Executive Vice President and Chief Financial Officer

Scott K. Billings	43	Senior Vice President, Chief Accounting Officer and Treasurer
      Kevin R. Callahan has been the Interim Chief Executive Officer of the Company since November 15, 2005. Mr. Callahan is the Chairman of the Board, Chairman of the Company’s Executive Committee, and serves on the Nominating and Corporate Governance Committee and the Compensation Committee. Mr. Callahan was formerly the Chief Executive Officer of Allianz Global Risks US Insurance Company from May 2002 to December 2004. Mr. Callahan was also the Chief Executive Officer of Aon Capital Markets from November 1996 to May 2002 and a Principal of Aon Risk Services North America from September 2000 to May 2002. Mr. Callahan has also served on the board of directors of Corus Bankshares, Inc. since February 2005.
      M. Sean McPadden has been our Executive Vice President in charge of underwriting operations since April 2002. Mr. McPadden also served as one of our directors from 2002 until March 9, 2004. Mr. McPadden has 17 years of insurance operations experience. Prior to joining us, Mr. McPadden served as Chief Actuary and Senior Vice President of Product Management of Bristol West Insurance Group, Inc. from 1999 to 2002, where his responsibilities included pricing, reserving and financial reporting as well as product design, positioning and profitability of a non-standard personal automobile insurance operation with business throughout 15 states. Prior to joining Bristol West, Mr. McPadden held several actuarial posts with Travelers Insurance Company from 1987 to 1999, culminating in his being named Vice President of Non-Standard Auto, where from 1997 to 1999 he was responsible for actuarial, product development and product support for the non-standard personal automobile insurance operations of Travelers. Mr. McPadden is a Fellow of the Casualty Actuarial Society, a designation he achieved in 1994.
      Katherine C. Nolan has been our Executive Vice President in charge of administrative services since April 2002 and our President of the Retail Division since October 2005. Ms. Nolan also served as one of our directors from 2002 until March 9, 2004. Ms. Nolan has 15 years of experience in the insurance industry. Prior to joining us, Ms. Nolan served as Senior Vice President of Operations of Bristol West Insurance Group, Inc. from 2000 to 2002, where she was responsible for all processing, underwriting, customer service, cash processing and policy administration activities for Bristol West’s business, including the integration of two operational facilities with a total of 350 employees. From 1999 to 2000, Ms. Nolan served as Senior Vice President of Marketing of Harris InfoSource, a sales and marketing information services provider, where her responsibilities included product positioning, promotion and distribution for all Company product lines. From 1989 to 1999, Ms. Nolan held several management positions with St. Paul Specialty Auto, culminating in Vice President of Operations, where from 1997 to 1999 Ms. Nolan was responsible for all processing, customer service and policy administration activities conducted in four regional offices.
      Mark E. Pape has been our Executive Vice President and Chief Financial Officer since November 30, 2005. He was a director of the Company beginning immediately prior to the Company’s initial public offering and resigned from the Board effective November 8, 2005. Mr. Pape served as chief financial officer of HomeVestors of America, Inc., a privately held franchisor of home acquisition and rehabilitation services. From April 2002 through May 2005, he was president and chief executive officer of R. E. Technologies, Inc., a database marketing company for the apartment management industry. From May 1999 to June 2001, Pape served as senior vice president and CFO of LoanCity.com, a venture-backed private company providing an e-commerce platform for independent residential mortgage professionals. From January 1998 to May 1999, Pape was the vice president of strategic planning for Torchmark Corporation, an S&P 500 insurance holding company. From 1995 through 1997, Pape was the senior vice president and chief financial officer of United Dental Care, Inc., a Nasdaq-listed dental HMO and indemnity insurance company. From 1992 through 1994, Pape served as executive vice president and chief financial officer of American Income Holding, Inc., a New York Stock Exchange-listed life insurance holding company that was acquired by Torchmark Corporation in September 1994. From 1979 through 1991, Pape was an investment banker with several firms, including Bear, Stearns & Co. Inc., The First Boston Corporation and Merrill Lynch Capital Markets. Mr. Pape has been a Certified Public Accountant since 1975.
      Scott K. Billings has been our Senior Vice President and Treasurer since February 2004. Mr. Billings has resigned from the Company, effective May 12, 2006. He became our Chief Accounting Officer in August 2004. Mr. Billings has six years of insurance industry experience. Prior to joining us, Mr. Billings was the Chief Financial Officer and Secretary of Hallmark Financial Services, Inc., a publicly traded insurance holding company, from 2003 to 2004. Mr. Billings was employed by Benfield Blanch, Inc., a reinsurance intermediary, from 1998 to 2002, where he was promoted to the position of Chief Financial Officer of domestic operations after previously serving as Chief Accounting Officer for E.W. Blanch Holdings, Inc., the publicly traded predecessor to Benfield Blanch, Inc. From 1994 to 1998, Mr. Billings served as the Controller for H.D. Vest Financial Services, Inc., a publicly traded provider of financial services to tax professionals. Mr. Billings was a senior accountant with a public accounting firm from 1989 to 1994. Mr. Billings is a Certified Public Accountant.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth information for the fiscal years ended December 31, 2005, 2004 and 2003 with respect to compensation earned by our Chief Executive Officer and by our four other highest paid executive officers as of the end of the last fiscal year.

							Long Term
							Compensation
		Annual Compensation
							Securities
					Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)		Compensation(2)		Options (#)	Compensation(3)

Kevin R. Callahan(4)	2005	$83,077	$—		$—		200,000	$—
Interim Chief Executive Officer	—	—	—		—		—	—
and Chairman of the	—	—	—		—		—	—
Board of Directors

Thomas E. Mangold(5)	2005	276,307	372,583	(6)	2,806,000	(7)	—	4,154

Former Chief Executive Officer,	2004	379,327	365,000		75,424	(8)	—	8,200
President and Chairman of the	2003	317,351	325,000		64,519	(9)	—	6,694
Board of Directors

M. Sean McPadden	2005	272,077	60,000		*		307,960	8,400
Executive Vice President	2004	261,635	160,000		*		84,600	8,200
	2003	244,615	154,500		—		—	5,169

Katherine C. Nolan	2005	215,961	25,000		*		135,320	8,046
Executive Vice President	2004	203,368	125,000		*		84,600	8,200
	2003	194,922	120,000		—		—	7,797

Mark E. Pape(10)	2005	15,712	20,000		*		175,000	—
Executive Vice President and	—	—	—		—		—	—
Chief Financial Officer	—	—	—		—		—	—

Timothy A. Bienek(11)(12)	2005	267,600	—		*		—	8,400
Former Executive Vice President	2004	230,385	210,000		—		96,450	—
and Chief Financial Officer	2003	16,538	75,000		—		—	—

Scott K. Billings(13)	2005	186,442	51,900		—		20,000	6,542
Senior Vice President,	2004	150,538	108,712		—		13,000	—
Chief Accounting Officer,	—	—	—		—		—	—
and Treasurer

(1)	Unless otherwise noted, the amounts reflected in the bonus column are for bonuses earned in the reported year but paid in the following year.

(2)	An asterisk (*) indicates that the total amount of perquisites or personal benefits paid to an executive officer during the applicable year was less than $50,000 or 10% of an executive’s salary and bonus, the minimum, under SEC rules, an executive must have received before any amount is required to be shown in this column.

(3)	Amounts represent employer-matching contributions under our 401(k) plan.

(4)	Mr. Callahan joined the Company in November 2005.

(5)	Mr. Mangold left the Company in November 2005.

(6)	Bonus amount paid in 2005.

(7)	Consists of severance and non-compete payment of $2,795,000 and auto allowance of $11,000.

(8)	Consists of housing and related travel expenses of $24,727, auto allowance of $5,500 and cheap stock of $45,197.

(9)	Consists of housing and related travel expenses.

(10)	Mr. Pape joined the Company in November 2005. Other compensation relates to restricted stock of $43,770 and auto allowance of $1,000.

(11)	Mr. Bienek left the Company in December 2005.

(12)	Mr. Bienek joined the Company in November 2003.

(13)	Mr. Billings joined the Company in February 2004. $3,712 of Mr. Billings’ bonus recorded in 2004 was paid in 2004.
OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable
					Value
					at Assumed Annual
					Rates
					of Stock Price
	Number of	% of Total			Appreciation
	Securities	Options Granted			for Option Term*
	Underlying	to Employees	Exercise Price	Expiration
Name	Options Granted	in Fiscal 2005	($/Per Share)	Date	5%	10%

Kevin R. Callahan	200,000	17.1	15.00	12/27/15	$1,753,115	$4,568,540
Thomas E. Mangold	—	—	—	—	—	—
Sean M. McPadden	37,960	3.2	15.26	2/22/15	322,872	857,239
	70,000	6.0	15.00	12/27/15	613,590	1,598,989
	100,000	8.5	20.00	12/27/15	376,557	1,784,270
	100,000	8.5	25.00	12/27/15	—	1,284,270
Katherine C. Nolan	35,320	3.0	15.26	2/22/15	300,417	797,621
	50,000	4.3	20.00	12/27/15	188,279	892,135
	50,000	4.3	25.00	12/27/15	—	642,135
Timothy A. Bienek	—	—	—	—	—	—
Mark E. Pape	75,000	6.4	15.00	12/27/15	657,418	1,713,203
	50,000	4.3	20.00	12/27/15	188,279	892,135
	50,000	4.3	25.00	12/27/15	—	642,135
Scott K. Billings(2)	13,500	1.2	15.26	2/22/15	114,825	304,866
	6,500	0.6	15.00	12/27/15	56,976	148,478

*	The assumed 5% and 10% rates of stock appreciation are rates required by the Securities and Exchange Commission for illustrative purposes and are not intended to predict actual stock appreciation. The assumed annual rate of appreciation of 5% and 10% over a ten year period would result with the price of the Company’s common stock appreciating to a price of $23.77 and $37.84, respectively.

(1)	There were 1,169,820 total options granted in 2005.

(2)	Mr. Billings has resigned from the Company effective May 12, 2006.
FISCAL 2005 OPTION EXERCISES
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-The-Money Options*
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Kevin R. Callahan	—	$—	200,000	—	—	—

Thomas E. Mangold	623,610	4,970,918	—	—	—	—

M. Sean McPadden	—	—	75,381	375,640	419,210	39,931

Katherine C. Nolan	—	—	48,105	203,000	228,278	39,931

Mark E. Pape		—	5,000	175,000	—	—

Timothy A. Bienek	—	—	3,858	15,432	2,276	9,105

Scott K. Billings	—	—	2,600	30,400	1,534	6,136

*	Calculation based on closing price of $14.59 on December 31, 2005.

DIRECTOR COMPENSATION
      Each of the Company’s non-employee directors received $25,000 per year for serving on the Company’s Board (their “Annual Retainer”) during 2005. Each committee chairman received an additional $5,000 per year. Each non-employee director received $2,000 for each regular director meeting attended and $1,000 for each special meeting or committee meeting attended. Furthermore, the directors were provided with reimbursement of out-of-pocket expenses with a maximum expense reimbursement per meeting of $1,500. Pursuant to our 2004 Stock Incentive Plan (the “Original Stock Incentive Plan”) adopted by the Company on May 25, 2004, each non-employee director received annually an option to purchase 5,000 shares of the Company’s Common Stock at a price equal to the closing price on the last day of trading of January with a vesting period of one year from the date of grant (“Annual Incentive Option”). Pursuant to this provision, each non-employee director received an option to purchase 5,000 shares of the Company’s stock at a price of $16.08 per share on January 31, 2005. Also, under the Original Stock Incentive Plan, each non-employee director received an automatic grant of 5,000 shares of the Company’s Common Stock on the date such director became a director with a vesting period of one year from the date of grant (“Initial Inducement Option”). Pursuant to this provision of the Original Stock Incentive Plan, each of Kevin R. Callahan, Nimrod T. Frazer, David L. Heller, Avshalom Y. Kalichstein, and Michael J. Ryan received options to purchase 5,000 shares of the Company’s Common Stock on November 9, 2005. However, Mr. Callahan, Mr. Frazer, Mr. Heller, Mr. Kalichstein, and Mr. Ryan have rejected the Initial Inducement Awards. Further, all payments to each of Mr. Callahan, Mr. Frazer, Mr. Heller, Mr. Kalichstein, and Mr. Ryan for their services as director during 2005 have been paid to their respective companies and not to them individually.
      The Original Stock Incentive Plan also allowed directors to make an election on or before June 30 of the preceding calendar year to receive all or a percentage of their Annual Retainer in restricted stock rather than in cash. For this purpose, the number of restricted shares granted is calculated by dividing the amount of the Annual Retainer by a per share price equal to 75% of the closing price of a share of the Company’s Common Stock on the last trading day in January of the year for which the Annual Retainer is to be paid. Such Restricted Stock is subject to forfeiture if the Director ceases to provide services within six months following the award date. In January 2005, four directors elected to receive their Annual Retainers for 2005 in restricted stock, and pursuant thereto three of the directors were each granted 2,072 restricted shares and one director received 518 restricted shares as part of the Annual Retainer. This election right has been removed from the Amended and Restated Plan.
      On February 22, 2005, the Compensation Committee recommended and on February 23, 2005, the Board approved, that in addition to the forgoing, the non-employee directors would receive, in May of each year, an annual grant of 1,000 shares of restricted stock and members of the Audit Committee would receive an annual grant of an additional 500 shares of restricted stock. This restricted stock will vest on the first anniversary of the grant date, provided however, that the non-employee director must fulfill his or her term for which the restricted shares were granted in order for the restrictions to be lifted.
      On April 24, 2006, the Compensation Committee approved a revised director compensation program whereby the non-employee directors would receive cash in the amount of $45,000 per year, with an additional $10,000 to the Audit Committee Chairman as well as $1,000 per meeting for each member of the Audit Committee, such amounts payable quarterly, in arrears. Further, on April 25, 2006, our Board approved an amendment, subject to stockholder approval at the annual Meeting, to the Amended and Restated Plan to eliminate the provisions of automatic grants of the Initial Inducement Option and the Annual Incentive Option to the non-employee directors. See “Item 2 — Amendment to the Amended and Restated 2004 Stock Incentive Plan.” Furthermore, no automatic awards of restricted stock will be granted.
      Mr. Callahan, the only employee director, does not receive any compensation for serving on the Board.
Employment Agreements with Executive Officers
      Three of the Company’s executive officers, Mark E. Pape, M. Sean McPadden and Katherine C. Nolan, have employment agreements with the Company. In connection with Mark E. Pape’s appointment as the Company’s Executive Vice President and Chief Financial Officer, the Company entered into an employment agreement with Mr. Pape, dated and effective as of November 30, 2005. Mr. Pape’s employment agreement has a two year term and provides for an annual base salary of $255,000. Under Mr. Pape’s employment agreement, Mr. Pape will be eligible to participate in all annual and long-term bonus or incentive compensation plans in which comparable executives are eligible to participate, subject to the terms and conditions of the applicable plan. If Mr. Pape’s employment is terminated either by the Company without cause or by Mr. Pape for good reason, Mr. Pape is entitled to severance pay consisting of: (1) an amount equal to all compensation, including base salary, deferred compensation, reimbursement for reasonable and necessary expenses and any bonuses and incentive compensation, earned or accrued through the termination date but not paid as of the termination date, (2) an amount, adjusted pro rata for the number of days in the applicable year through the termination date, equal to the greater of (i) the most recent annual cash bonus paid or payable to Mr. Pape, or (ii) the average of the annual cash bonuses paid or payable during the two full fiscal years prior to the termination date, and (3) an amount equal to one-twelfth of the sum of the applicable base salary and annual bonuses due Mr. Pape, payable at the close of each of the twenty-four consecutive thirty-day periods following the termination date. In addition, following the termination of Mr. Pape’s employment by the Company without cause or by Mr. Pape for good reason, for a period of twenty-four months, or for such longer period as any of the Company’s applicable plans, programs or policies may provide, Mr. Pape and his family will continue to receive benefits, including medical, dental, health, death and disability, at least comparable to those which would have been provided under the applicable plans, programs or policies had Mr. Pape’s employment not been terminated. Mr. Pape’s employment agreement provides that for a period of two years following the termination of Mr. Pape’s employment with the Company, Mr. Pape will not enter into or engage in any phase of the Company’s business in any state in which the Company is currently conducting business or are planning to conduct business as of the termination of Mr. Pape’s employment. Mr. Pape is also prohibited, for a period of two years following the expiration or termination of his employment, from directly or indirectly soliciting (1) any employee of ours to terminate their employment with the Company in favor of employment with any other business, (2) any person who was an employee of ours during the six month period prior to the termination of Mr. Pape’s employment, or (3) any business relating to non-standard automobile insurance from any past, current or prospective customer of ours. Mr. Pape’s employment agreement also prohibits Mr. Pape from, during the term of his employment and anytime thereafter, from disclosing, divulging, publishing, or making any use of any confidential information relating to the Company’s business or that of any of the Company’s subsidiaries without the Company’s consent.
      Effective November 23, 2005, the Company entered into new employment agreements with M. Sean McPadden, Executive Vice President and President, Underwriting Division, and Katherine C. Nolan, Executive Vice President and President, Retail Division, respectively. Each of the new employment agreements has a two year term which is automatically extended for additional two-year terms unless prior written notice of non-extension is provided by the Company or the executive. The employment agreements provide for an annual base salary of $300,000 for Mr. McPadden and $240,000 for Ms. Nolan. If Mr. McPadden terminates his employment in certain circumstances during the five-week period beginning on the date that a permanent chief executive officer is employed by the Company, Mr. McPadden is entitled to: (1) an amount equal to all compensation, including base salary, deferred compensation, reimbursement for reasonable and necessary expenses and any bonuses and incentive compensation, earned or accrued through the termination date but not paid as of the termination date, (2) $160,000, adjusted pro rata for the number of days in the applicable year through the termination date, and (3) an amount equal to $35,833.33, payable at the close of each of the twenty-four consecutive thirty-day periods following the termination date, or, in the alternative, Mr. McPadden may elect to receive a lump sum equal to the present value of $860,000, payable within 30 days of such election. In addition, following such termination, for a period of twenty-four months, or for such longer period as any of the Company’s applicable plans, programs or policies may provide, Mr. McPadden and his family will continue to receive benefits, including medical, dental, health, death and disability, at least comparable to those which would have been provided under the applicable plans, programs or policies had Mr. McPadden’s employment not been terminated. If Ms. Nolan terminates her employment in certain circumstances during the five-week period beginning on the date that a permanent chief executive officer is employed by the Company, Ms. Nolan is entitled to: (1) an amount equal to all compensation, including base salary, deferred compensation, reimbursement for reasonable and necessary expenses and any bonuses and incentive compensation, earned or accrued through the termination date but not paid as of the termination date, (2) $125,000, adjusted pro rata for the number of days in the applicable year through the termination date, and (3) an amount equal to $28,333.33, payable at the close of each of the twenty-four consecutive thirty-day periods following the termination date, or, in the alternative, Ms. Nolan may elect to receive a lump sum equal to the present value of $680,000, payable within 30 days of such election. In addition, following such termination, for a period of twenty-four months, or for such longer period as any of the Company’s applicable plans, programs or policies may provide, Ms. Nolan and her family will continue to receive benefits, including medical, dental, health, death and disability, at least comparable to those which would have been provided under the applicable plans, programs or policies had Ms. Nolan’s employment not been terminated.
      Under each employment agreement, Mr. McPadden and Ms. Nolan, respectively, will be eligible to participate in all annual and long-term bonus or incentive compensation plans in which the Company’s comparable executives are eligible to participate, subject to the terms and conditions of the applicable plan. If either executive’s employment is terminated either by the Company without cause or by the executive for good reason, the executive is entitled to: (1) an amount equal to all compensation, including base salary, deferred compensation, reimbursement for reasonable and necessary expenses and any bonuses and incentive compensation, earned or accrued through the termination date but not paid as of the termination date, (2) an amount, adjusted pro rata for the number of days in the applicable year through the termination date, equal to the greater of (i) the most recent annual cash bonus paid or payable to the executive, (ii) the annual cash bonus paid or payable for the year ended prior to the fiscal year during which a change of control occurred, or (iii) the average of the annual cash bonuses paid or payable during the two full fiscal years prior to the termination date, or, if greater, the two full fiscal years prior to a change of control and (3) an amount equal to one-twelfth of the sum of the applicable base salary and annual bonuses due the executive, payable at the close of each of the twenty-four consecutive thirty-day periods following the termination date. In addition, following the termination of the executive’s employment by the Company without cause or by the executive for good reason, for a period of twenty-four months, or for such longer period as any of the Company’s applicable plans, programs or policies may provide, the executive and his or her family will continue to receive benefits, including medical, dental, health, death and disability, at least comparable to those which would have been provided under the applicable plans, programs or policies had the executive’s employment not been terminated. Each employment agreement provides that for a period of two years following the termination of the executive’s employment with the Company, the executive will not enter into or engage in any phase of the Company’s business in any state in which the Company currently conducting business or are planning to conduct business as of the termination of the executive’s employment. Each executive is also prohibited, for a period of two years following the expiration or termination of his or her employment, from directly or indirectly soliciting (1) any employee of ours to terminate their employment with the Company in favor of employment with any other business, (2) any person who was an employee of ours during the six month period prior to the termination of the executive’s employment, or (3) any business relating to non-standard automobile insurance from any past, current or prospective customer of ours. Each employment agreement also prohibits each executive from, during the term of his or her employment and anytime thereafter, from disclosing, divulging, publishing, or making any use of any confidential information relating to the Company’s business or that of any of the Company’s subsidiaries without the Company’s consent.
      Any increases in salary levels required under the agreements, as well as salary levels for executive officers who may not be subject to employment agreements, are considered annually by the Compensation Committee.
Separation Agreements with Executive Officers
      In connection with Thomas E. Mangold’s resignation as Chief Executive Officer and Chairman of the Board, the Company entered into a Separation Agreement and General Release, dated as of November 13, 2005 (“Tom Mangold Separation Agreement”), with Mr. Mangold pursuant to which the employment agreement with Mr. Mangold effective as of July 14, 2004 (“Tom Mangold Employment Agreement”) was

terminated, except for certain restrictive covenants concerning non-disclosure, non-competition, non-solicitation and other issues related to those covenants. Under the Tom Mangold Separation Agreement, Mr. Mangold agreed to release the Company from any and all claims and Mr. Mangold made certain ancillary agreements concerning his compliance with obligations relating to the non-disclosure and non-competition covenants contained in the Tom Mangold Employment Agreement. The Company paid Mr. Mangold a cash severance payment of $2,795,000.00 in addition to (1) accrued and unpaid base salary through the effective date of the Separation Agreement, (2) pro rata bonus for 2005 in the amount of $334,583, (3) a cash payment of $38,000 in lieu of any benefits under the Company’s group insurance plans or other similar arrangements and (4) the vesting of all unvested options issued under the Company’s 1998 Omnibus Incentive Plan, as amended.
      In connection with Timothy A. Bienek’s resignation as Executive Vice President and Chief Financial Officer of the Company, effective November 30, 2005, the Company entered into a Separation Agreement and General Release, dated as of December 31, 2005 (“Tim Bienek Separation Agreement”), with Mr. Bienek pursuant to which the employment agreement with Mr. Bienek effective as of July 14, 2004 (“Tom Mangold Employment Agreement”) was terminated, except for certain restrictive covenants concerning non-disclosure, non-competition, non-solicitation and other issues related to those covenants. Under the Tim Bienek Separation Agreement, Mr. Bienek agreed to release the Company from any and all claims. Upon Mr. Bienek’s non-revocation of the Tim Bienek Separation Agreement, the Company has agreed to pay Mr. Bienek a cash severance payment of $1,030,000.00 over a period of two years in addition to other entitled payments.
      In connection with George M. Daly’s resignation as Senior Vice President, Retail Division, the Company entered into an agreement with Mr. Daly pursuant to which Mr. Daly agreed to assist in the transition of his duties until the effective date of his resignation. In addition, the parties agreed to release each other from any and all claims. Mr. Daly agreed, for a period of one year following the effective date of his resignation, (1) not to compete with us and (2) not to solicit our employees or current or potential customers. Upon Mr. Daly’s satisfactory performance of his transition duties, we paid Mr. Daly a severance pay of $125,000.
      In connection with Scott K. Billings’s resignation as Senior Vice President, Chief Accounting Officer and Treasurer, the Company entered into an agreement with Mr. Billings whereby the Company has agreed to pay him a bonus of $25,000 for his continued service up to and including May 12, 2006.
EQUITY COMPENSATION PLAN INFORMATION
      The following table sets forth information regarding all of the Company’s equity compensation plans as of December 31, 2005.

Number of Securities
Remaining Available
	Number of		for Future Issuance
	Securities to be		Under Equity
	Issued upon	Weighted-Average	Compensation Plan
	Exercise of	Exercise Price of	(Excluding
	Outstanding	Outstanding	Securities Reflected
Plan Category	and Rights	Options	in Column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders:

1998 Omnibus Incentive Plan	94,541	$7.59	—

2004 Stock Incentive Plan	1,493,674	$16.84	1,506,326

Equity Compensation Plans not approved by security holders:
None

Total	1,588,215	$10.54	1,506,326

PERFORMANCE GRAPH
      The following graph shows the percentage change in the Company’s cumulative total stockholder return on its common stock since its initial public offering measured by dividing the sum of (A) the cumulative amount of dividends, assuming dividend reinvestment during the periods presented and (B) the difference between the Company’s share price at the end and the beginning of the periods presented; by the share price at the beginning of the periods presented. The graph demonstrates cumulative total returns for the Company, NASDAQ, and NASDAQ Insurance Index from the date of our initial public offering, July 9, 2004 through December 31, 2005.
Cumulative Total Return*

*	Assumes reinvestment of dividends.
Certain Relationships and Related Transactions
New Affirmative LLC
      New Affirmative LLC, owner of 50.9% of our stock as of the Record Date made changes in the composition of our Board on November 9, 2005 by nominating for election and voting for Kevin R. Callahan, Nimrod T. Frazer, David L. Heller, Avshalom Y. Kalichstein and Michael J. Ryan as members of the Board. Each of Messers Heller, Kalichstein and Ryan have disclaimed beneficial ownership. Further, each of Messers Frazer, Heller, Kalichstein and Ryan have directed that all compensation received for their service as a director be paid directly to their respective related employers. Finally, each of Messers Callahan, Frazer, Heller, Kalichstein and Ryan have opted to reject the stock options as automatically awarded as initial inducement and annual incentive awards as provided in the Company’s Amended and Restated 2004 Stock Incentive Plan.
ADDITIONAL INFORMATION
Stockholders Sharing a Common Address
      If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one proxy statement for each company in which you hold stock through that broker or bank. Nevertheless, each stockholder will receive a separate proxy card. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs.

If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented, and will send one copy of our proxy statement to your address. You may revoke your consent to householding by contacting your broker, if you hold common stock in street name, or the secretary of the Company, if you are the registered holder of the common stock. The revocation of your consent to householding will be effective 30 days following its receipt. Upon written or oral request to the Secretary of the Company at the address or telephone number provided above, the Company will deliver promptly a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. By written or oral request to the same address (i) a stockholder may direct a notification to the Company that the stockholder wishes to receive a separate annual report or proxy statement in the future or (ii) stockholders who are sharing an address and who are receiving delivery of multiple copies of the Company’s annual reports or proxy statements can request delivery of only a single copy of these documents to their shared address.
Incorporation by Reference
      The material under the headings “Compensation Committee Report on Executive Compensation,” “Performance Graph” and “Audit Committee Report” and the disclosure regarding independence of the members of the Audit Committee shall not be deemed to be “filed” with the SEC nor deemed incorporated into any future filing with the SEC, except to the extent that we specifically incorporate it by reference into the filing.
OTHER MATTERS
      The Board knows of no other business that will be presented at the 2006 Annual Meeting. If any other business is properly brought before the 2006 Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the Board. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.
QUESTIONS?
      If you have questions or need more information about the Annual Meeting, write to:

Affirmative Insurance Holdings, Inc.
4450 Sojourn Drive, Suite 500
Addison, Texas 75001
Attention: David B. Snyder, Secretary

By order of the Board of Directors

Kevin R. Callahan
Interim Chief Executive Officer and
Chairman of the Board of Directors
April 28, 2006
Addison, Texas

Annex A
FIRST AMENDMENT
TO THE
AMENDED AND RESTATED
AFFIRMATIVE INSURANCE HOLDINGS, INC.
2004 STOCK INCENTIVE PLAN
(as Amended And Restated December 27, 2005 )
      This first amendment (the “Amendment”) is made by Affirmative Insurance Holdings, Inc., a Delaware corporation (the “Company”), to the Amended and Restated Affirmative Insurance Holdings, Inc. 2004 Stock Incentive Plan (Amended And Restated December 27, 2005) (herein referred to as the “Plan”) pursuant to the authorization of the Compensation Committee (“Committee”) as appointed by the Company’s board of directors (the “Board”).
      WHEREAS, the Company maintains the Plan to retain the services of the officers, other employees, directors and consultants and to provide incentives for such person to exert maximum efforts for the success of the Company and its affiliates; and
      WHEREAS, the Board deems it to be in the Company’s best interest to amend the Plan to eliminate the automatic formula grants in (i) Section 5.5(b)(1) which provides eligible directors of the Company an option to purchase Five Thousand (5,000) shares of common stock of the Company as an initial inducement option on the date such directors become eligible and (ii) Section 5.5(b)(2) which provides eligible directors of the Company who receive an initial inducement option a further option to purchase an additional Five Thousand (5,000) shares of common stock of the Company as an annual incentive option;
      NOW, THEREFORE, pursuant to the authority to amend, reserved in Section 13 of the Plan, the Plan is hereby amended as follows:

1. Section 5.5(b)(1) shall be amended and restated in its entirety as follows: “[reserved].”

2. Section 5(b)(2) shall be amended and restated in its entirety as follows: “[reserved].”

3. Except as provided above, the Plan shall remain unchanged and in full force and effect.
[SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, upon authorization of the Board of Directors and the stockholders of the Company, the undersigned has caused this Amendment to the Amended and Restated Affirmative Insurance Holdings, Inc. 2004 Stock Incentive Plan to be executed on this                     day of                     , 2006.

AFFIRMATIVE INSURANCE HOLDINGS, INC

By:

David B. Snyder
Senior Vice President, General Counsel and Secretary

You are cordially invited to attend the
Annual Meeting of Stockholders of
AFFIRMATIVE INSURANCE HOLDINGS, INC.
To be held
Friday, June 2, 2006
9:00 a.m. Central Standard Time,
4450 Sojourn Drive, Suite 500
Addison, Texas 75001
DETACH IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
PROXY
AFFIRMATIVE INSURANCE HOLDINGS, INC.
Proxy Solicited on Behalf of the Board of Directors
for the 2006 Annual Meeting of Stockholders
The undersigned hereby appoints Kevin R. Callahan, Mark E. Pape and David B. Snyder as proxies, each with power to act alone and with full power of substitution, to vote all of the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Affirmative Insurance Holdings, Inc. to be held on June 2, 2006, at 9:00 a.m. Central Standard Time and any postponements or adjournments thereof, with all the powers that the undersigned would possess if personally present.
THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ITEMS BELOW, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN ITEM 1 AND FOR ITEM 2.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

AFFIRMATIVE INSURANCE HOLDINGS, INC.
C/O COMPUTERSHARE
2 NORTH LASALLE STREET
CHICAGO, IL 60602
DETACH IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

✓	Please mark votes as in this example
The Board of Directors unanimously recommends a vote FOR each of the nominees listed below and
FOR Item 2.

1.	Election of Directors (Check only one box)

Nominees:	(01) Kevin R. Callahan	(05) Avshalom Y. Kalichstein
	(02) Thomas C. Davis	(06) Suzanne T. Porter
	(03) Nimrod T. Frazer	(07) Michael J. Ryan
	(04) David L. Heller	(08) Paul J. Zucconi

FOR ALL NOMINEES	WITHHELD FROM ALL NOMINEES
☐	☐

☐
For all nominees except as written above
2.	To ratify the amendment to the Amended and Restated 2004 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐
In their discretion, the Proxies are authorized to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

The undersigned acknowledges receipt of the 2006 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

SIGNATURE(S)	DATE	, 2006

SIGNATURE(S)	DATE	, 2006

NOTE: Please sign exactly as name appears above. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.